Exhibit 99.1
CEVA, Inc. Announces Fourth Quarter and Year End 2009 Financial Results
•	Multiple design wins for LTE, including a new CEVA-XC licensee

•	Market share expansion in handsets to 27%

•	Record quarterly and annual royalty revenue of $4.8 million and $16.2 million
SAN JOSE, Calif. — January 28, 2010 — CEVA, Inc. (NASDAQ: CEVA); (LSE: CVA), the leading licensor of silicon intellectual property (SIP) platform solutions and DSP cores for the mobile handset, portable and consumer electronics markets, today announced its financial results for the fourth quarter and year ended December 31, 2009.
Fourth Quarter 2009
Total revenue for the fourth quarter of 2009 was $10.2 million, an increase of 2% compared to $10 million reported for the fourth quarter of 2008. Fourth quarter 2009 licensing revenue was $4.7 million, an increase of 2% when compared to $4.6 million reported for the fourth quarter of 2008. Royalty revenue for the fourth quarter of 2009 was a record $4.8 million, an increase of 13% compared to $4.3 million reported for the fourth quarter of 2008. Revenue from services for the fourth quarter of 2009 was $0.7 million, down 41% from $1.1 million reported for the fourth quarter of 2008.
U.S. GAAP net income for the fourth quarter of 2009 was $2.9 million, an increase of 203% over $1.0 million reported for the same period in 2008. U.S. GAAP diluted earnings per share for the fourth quarter of 2009 was $0.14, an increase of 180% compared to $0.05 for the fourth quarter of 2008.
Non-GAAP net income and diluted earnings per share for the fourth quarter of 2009 was $2.4 million and $0.11, respectively, representing an increase of 53% and 38%, respectively, over the $1.6 million and $0.08 reported for the fourth quarter of 2008. Non-GAAP net income and diluted earnings per share for the fourth quarter of 2009 exclude an aggregate equity-based compensation expense of $0.7 million, a pre-tax capital gain of $1.8 million related to the divestment of the Company’s equity interest in GloNav Inc. and its related tax expense of $0.6 million. Non-GAAP net income and diluted earnings per share for the fourth quarter of 2008 excluded equity-based compensation expense of $0.8 million, a pre-tax capital gain of $0.9 million related to the divestment of the Company’s equity interest GloNav Inc., its related tax expense of $0.1 million, a loss of $0.1 million related to disposal of fixed assets and an reorganization expense of $0.6 million related to certain cost reduction measures taken to reduce ongoing expenses associated with the Company’s SATA/SAS activities.

Gideon Wertheizer, Chief Executive Officer of CEVA, stated, “Our strong fourth quarter results were driven by strategic licensing agreements for next generation wireless products and the continued expansion of our DSPs in the wireless handset space. Our value proposition with a diversity of product offerings and strong customer relationships led to our worldwide DSP market share in handsets to increase to a record high of 27%, based on worldwide quarterly shipments in the third quarter of 2009.”
Mr. Wertheizer continued, “Our licensing agreements for the fourth quarter of 2009 included three design wins for long term evolution (LTE), the next generation wireless standard for mobile Internet. Notably, one of the LTE agreements was with a first tier original equipment manufacturer (OEM) who will use CEVA’s technologies across its product lines for the first time. Needless to say, we are excited about the long-term prospects of this relationship. Another LTE agreement was for our newest CEVA-XC DSP core adopted by a leading company in the fourth generation cellular space. Overall, despite the challenging environment in 2009, we managed to significantly increase our profitability and execute on our long term business and technology goals. We believe CEVA is well positioned to exploit the stabilized and improving business environment in 2010 as DSPs become the critical technology for the digital era.”
During the fourth quarter of 2009, the Company concluded nine new license agreements. Six agreements were for CEVA DSP cores, platforms and software, two agreements were for CEVA Serial Attached SCSI (SAS) technology and one agreement was for phase-locked loops (PLL) technology.
Target applications for customer deployment are LTE and 3G data cards and handsets, wireless machine-to-machine applications, broadband residential gateways, solid-state drives (SSDs) and SAS-based storage equipment. Geographically, three of the agreements signed were in the U.S., five were in Europe and one in Asia.
Full Year 2009 Review
Total revenue for 2009 was $38.5 million, a decrease of 5% compared to $40.4 million reported for 2008. Royalty revenue for 2009 was a record high of $16.2 million, representing an increase of 13% compared to $14.3 million reported for 2008. Licensing revenue for 2009 was $18.8 million, a decrease of 14% compared to $21.7 million reported a year ago. A total of 34 new licensing agreements were signed in 2009, compared to 30 agreements in 2008. Shipped units by licensees increased 9% to a record 334 million in 2009, compared to 307 million units in 2008.
US GAAP net income and diluted earnings per share for 2009 was $8.3 million and $0.41, a slight decrease of 3% and 2%, respectively, compared to $8.6 million and $0.42 reported in 2008.

Non-GAAP net income and diluted earnings per share for 2009 was $8.7 million and $0.42, representing an increase of 29% and 31%, respectively, over the $6.7 million and $0.32 reported for 2008. Non-GAAP net income and diluted earnings per share for 2009 excludes an aggregate equity-based compensation expense of $2.9 million, a pre-tax capital gain of $3.7 million related to the divestment of the Company’s equity interest in GloNav Inc. and the related tax expense of $1.1 million. Non-GAAP net income and diluted earnings per share for 2008 excluded equity-based compensation expenses of $2.9 million, a pre-tax capital gain of $12.1 million related to the divestment of the Company’s equity interest in GloNav Inc., and its related tax expense of $3.1 million, an expense of $3.5 million associated with the exit of the Dublin long-term lease during the first quarter of 2008, and a restructuring expense of $0.6 million associated with the company’s SATA/SAS activities in the fourth quarter of 2008.
Yaniv Arieli, Chief Financial Officer of CEVA, stated, “During the fourth quarter of 2009, CEVA was able to generate record high royalty revenue. This continued royalty revenue progress is clearly reflected in the Company’s record full year 2009 financials with total royalty revenue up 13% year-over-year, combined with significant profitability and net income per share improvements. Despite a slight revenue decrease in 2009, non-GAAP net income and diluted EPS for the full year grew by 29% and 31%, respectively. We also managed to generate positive cash flow of $16 million during 2009, thereby strengthening our balance sheet considerably. As of December 31, 2009, CEVA’s cash balances and marketable securities were $100.6 million.”
CEVA Conference Call
On January 28, 2010, CEVA management will conduct a conference call at 8:30 a.m. Eastern Time / 1:30 p.m. London time, to discuss the operating performance for the fourth quarter and year ended December 31, 2009.

The conference call will be available via the following dial in numbers:
•	US Participants: Dial 1-877-493-9121 (Access Code: CEVA)

•	UK/Rest of World: Dial +44-800-051-3806 (Access Code: CEVA)
The conference call will also be available live via the Internet at the following link: http://www.videonewswire.com/event.asp?id=65003. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
For those who cannot access the live broadcast, a replay will be available by dialing 1-800-642-1687 (passcode: 49615290) for US domestic callers and +44-800-917-2646 (passcode: 49615290) for international callers from two hours after the end of the call until 11:59 p.m. (Eastern Time) on February 4, 2010. The replay will also be available at CEVA’s web site www.ceva-dsp.com.

For More Information Contact:

Yaniv Arieli, CFO	Richard Kingston
CEVA, Inc.	CEVA, Inc.
Tel: +1.408.514.2941	Tel: +1.408.514.2976
Email: yaniv.arieli@ceva-dsp.com	Email: richard.kingston@ceva-dsp.com
About CEVA, Inc.
Headquartered in San Jose, Calif., CEVA is the leading licensor of silicon intellectual property (SIP) DSP Cores and platform solutions for the mobile handset, portable and consumer electronics markets. CEVA’s IP portfolio includes comprehensive technologies for cellular baseband (2G / 3G / 4G), multimedia, HD audio, voice over packet (VoP), Bluetooth, Serial Attached SCSI (SAS) and Serial ATA (SATA). In 2009, CEVA’s IP was shipped in over 330 million devices, including handsets from all top five handset OEMs — Nokia, Samsung, LG, Motorola and Sony Ericsson. Today, more than one in every four handsets shipped worldwide is powered by a CEVA DSP core. For more information, visit www.ceva-dsp.com.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including Mr. Wertheizer’s statements about the long-term prospects with OEM customers and the company being well positioned to exploit the market recovery in 2010, and Mr. Arieli’s statements about the progress in royalty revenues. The risks, uncertainties and assumptions include: the ability of the CEVA DSP cores and other technologies to continue to be strong growth drivers for us; our success in penetrating new markets and maintaining our market position in existing markets; the effect of intense competition within our industry; the effect of the challenging period of growth experienced by industries in which we license our technologies; the possibility that the markets for our technologies may not develop as expected; the possibility that the markets for our technologies may not develop as expected or that products incorporating our technologies do not achieve market acceptance; our ability to timely and successfully develop and introduce new technologies; our ability to continue to improve our royalty revenue in future periods; and general market conditions and other risks relating to our business, including, but not limited to, those that are described from time to time in our SEC filings. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

CEVA, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — U.S. GAAP
U.S. dollars in thousands, except per share data

	Quarter ended		Year ended
	December 31,		December 31,
	2009	2008	2009	2008
	Unaudited	Unaudited	Unaudited	Audited
Revenues:
Licensing	$4,705	$4,613	$18,764	$21,701
Royalties	4,822	4,282	16,225	14,349
Other revenues	658	1,114	3,478	4,315

Total revenues	10,185	10,009	38,467	40,365

Cost of revenues	906	1,125	4117	4,668

Gross profit	9,279	8,884	34,350	35,697

Operating expenses:
Research and development, net	4,429	5,039	16,561	20,172
Sales and marketing	1,818	1,687	6,732	7,088
General and administrative	1,532	1,646	6,087	6,637
Amortization of intangible assets	—	—	—	53
Reorganization expense	—	584	—	4,121

Total operating expenses	7,779	8,956	29,380	38,071

Operating income (loss)	1,500	(72)	4,970	(2,374)
Interest and other income, net	2,358	1,514	5,760	14,740

Income before taxes on income	3,858	1,442	10,730	12,366
Taxes on income	948	482	2,384	3,801

Net income	$2,910	$960	$8,346	$8,565

Basic earnings per share	$0.14	$0.05	$0.42	$0.43

Diluted earnings per share	$0.14	$0.05	$0.41	$0.42
Weighted-average number of Common Stock used in computation of earnings per share (in thousands):
Basic	20,101	19,647	19,717	20,009
Diluted	21,375	19,977	20,411	20,575

Unaudited Reconciliation of GAAP to Non GAAP Financial Measures
(U.S. Dollars in thousands, except per share amounts)

	Quarter ended				Year ended
	December 31,				December 31,
	2009		2008		2009		2008
	Unaudited		Unaudited		Unaudited		Audited
GAAP net income	2,910		960		8,346		8,565
Equity-based compensation expense included in cost of revenue	25		29		115		112
Equity-based compensation expense included in research and development expenses	184		283		873		1,088
Equity-based compensation expense included in sales and marketing expenses	148		151		590		531
Equity-based compensation expense included in general and administrative expenses	353		375		1,342		1,191
Reorganization expense	—		584	(3)	—		4,121	(3)
Other income	(1,811	)(1)	(760	)(4)	(3,712	)(2)	(12,007	)(5)
Taxes on income	572	(1)	(61	)(4)	1,115	(2)	3,116	(5)

Non-GAAP net income	2,381		1,561		8,669		6,717

GAAP weighted-average number of Common Stock used in computation of diluted earnings per share (in thousands)	21,375		19,977		20,411		20,575

Weighted-average number of shares related to outstanding options	105		5		52		128

Weighted-average number of Common Stock used in computation of diluted earnings per share, excluding equity-based compensation expense; reorganization expense, net; capital gains associated with CEVA’s equity divestment of GloNav Inc., net; and disposal of an investment (in thousands)	21,480		19,982		20,463		20,703

GAAP diluted earnings per share	$0.14		$0.05		$0.41		$0.41
Equity-based compensation expense	$0.03		$0.04		$0.14		$0.14
Reorganization expense	—		$0.03	(3)	—		$0.20	(3)
Other income	($0.08	)(1)	($0.04	)(4)	($0.18	)(2)	($0.58	)(5)
Taxes on income	$0.02	(1)	$0.00	(4)	$0.05	(2)	$0.15	(5)

Non GAAP diluted earnings per share	$0.11		$0.08		$0.42		$0.32

(1)
Results for the three months ended December 31, 2009 included a capital gain of $1.8 million reported in interest and other income, net, and the applicable tax expense of $0.6 million reported in taxes on income, related to the equity divestment of GloNav Inc. to NXP Semiconductors.

(2)
Results for the year ended December 31, 2009 included a capital gain of $3.7 million reported in interest and other income, net, and the applicable tax expense of $1.1 million reported in taxes on income, related to the equity divestment of GloNav Inc. to NXP Semiconductors.

(3)
Results for the three months ended December 31, 2008 included a reorganization expense of $0.6 million related to cost cutting measures associated with SATA activities. Results for the year ended December 31, 2008 included a reorganization expense of $3.5 million related to the termination of the long-term Harcourt lease in Dublin, Ireland and $0.6 million related to SATA activities.

(4)
Results for the three months ended December 31, 2008 included a capital gain of $0.9 million reported in interest and other income, net, and the applicable tax expense of $0.06 million reported in taxes on income, related to the equity divestment of GloNav Inc. to NXP Semiconductors and a loss of $0.14 million reported in interest and other income, net, related to disposal of fixed assets.

(5)
Results for the year ended December 31, 2008 included a capital gain of $12.12 million reported in interest and other income, net, and the applicable tax expense of $3.1 million reported in taxes on income, related to the equity divestment of GloNav Inc. to NXP Semiconductors and a gain of $0.03 million reported in interest and other income, net, related to the disposal of an investment and a loss of $0.14 million reported in interest and other income, net, related to disposal of fixed assets.

CEVA, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. Dollars in thousands)

	December 31,	December 31,
	2009	2008
	Unaudited	Audited
LIABILITIES AND STOCKHOLDERS’ EQUITY
ASSETS
Current assets:
Cash and cash equivalents	$12,104	$13,328
Marketable securities and bank deposits	88,494	71,301
Trade receivables, net	5,995	5,390
Deferred tax assets	912	1,085
Prepaid expenses and other accounts receivables	5,345	4,921

Total current assets	112,850	96,025

Long-term investments:
Severance pay fund	4,455	3,441
Deferred tax assets	309	351
Property and equipment, net	1,148	1,271
Goodwill	36,498	36,498

Total assets	$155,260	$137,586

Current liabilities:
Trade payables	$530	$615
Deferred revenues	432	1,034
Taxes payable	46	44
Accrued expenses and other payables	9,689	10,446
Deferred tax liabilities	984	—

Total current liabilities	11,681	12,139

Accrued severance pay	4,483	3,788

Total liabilities	16,164	15,927

Stockholders’ equity:
Common Stock:	20	20
Additional paid in-capital	158,325	153,712
Treasury Stock	—	(5,077)
Other comprehensive income (loss)	251	(24)
Accumulated deficit	(19,500)	(26,972)

Total stockholders’ equity	139,096	121,659

Total liabilities and stockholders’ equity	$155,260	$137,586